U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado		80120
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Approval of Settlement Agreements and Issuance of the Stipulated Final Awards

As we have previously reported in various filings we have made under the Securities Act of 1934, as amended, on August 29, 2011, ADA-ES, Inc. (“ADA” or “we”) and Norit Americas, Inc. and Norit International N.V. f/k/a Norit N.V. (collectively “Norit”) entered into a Settlement Agreement pursuant to which we settled all ongoing litigation with Norit to which we and Norit were parties (the “Norit Litigation”), and Norit entered into a separate settlement agreement (together, the “Settlement Agreements”) with Energy Capital Partners, LLC and its affiliated funds (collectively “ECP”) and ADA Carbon Solutions, LLC and certain of its subsidiaries (collectively the “AC JV Entities”) as to the Norit Litigation and other litigation and claims among Norit, ECP and the AC JV Entities. On October 18, 2011, the panel of three arbitrators overseeing the related arbitration among the parties endorsed and confirmed the terms of the Settlement Agreements and issued confidential, final, confirmable awards (the “Stipulated Final Awards”) resolving the Norit Litigation.

The Stipulated Final Awards endorse and affirm the Settlement Agreements as previously reported. Per the Stipulated Final Awards, initial royalties of approximately $0.9 million with respect to all sales of activated carbon (“AC”) from commencement of operations at the AC facilities through June 30, 2011 are due by October 28, 2011. We expect to make this payment using cash on hand.

Press Release Re: Update on Progress with Refined Coal Activities

On October 5, 2011, we issued a press release regarding recent developments concerning Clean Coal Solutions, LLC and its refined coal business and providing additional updates on our M45 technology and plans to use this technology in the fabrication of additional refined coal facilities. A copy of the press release is filed as exhibit 99.1 to this report.

Risk Factor

The following risk factor is intended to supplement the “risk factor” disclosures in our filings with the Securities and Exchange Commission. You are cautioned to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities.

We may be subject to intellectual property infringement claims from third parties that are costly to defend and that may limit our ability to use the disputed technologies.

Companies in the business of developing technology face the risk of being subject to intellectual property infringement claims that are costly to defend. As a clean-tech company developing new technologies, we may be subject to intellectual property infringement claims from third parties, the defense of which would likely be costly in terms of monetary expenses and management demands. If our technologies infringe the intellectual property rights of others, we may be prevented from continuing sales of existing products or services and from pursuing research, development or commercialization of new products or services. Further, we may be required to obtain licenses to third party intellectual property, or be forced to develop or obtain alternative technologies. Our failure to obtain a license to any technology that we may require or to develop or obtain alternative technologies could significantly and negatively affect our business.

Item 9.01.	Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:

99.1 Press Release, entitled “ADA-ES Provides Update on Progress with Refined Coal Activities,” dated October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011

ADA-ES, Inc.
Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 5, 2011

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